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                                                                 EXHIBIT 10.97

                                COAST PURCHASE
                                   AGREEMENT
                                   ---------


                               NOVEMBER 6, 1998
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                       AGREEMENT FOR PURCHASE OF ASSETS

     THIS AGREEMENT FOR PURCHASE OF ASSETS (hereinafter called Agreement) made this 5th day of November, 1998, by and between Norwest Financial Coast, Inc., a California corporation (Seller), with an address of 206 8th Street, Des Moines, Iowa 50309 and Pan American Bank, FSB (PanAm Bank), a federally chartered savings bank, with an address of 1300 South El Camino Real, San Mateo, California 94402, and BPN Corporation (BPN), a California corporation, with an address of 13750 Pipeline Avenue, Chino, California 91710 (PanAm Bank together with BPN hereinafter referred to as Buyer).

     1. For a sum equal to Three Million and 00/100 Dollars ($3,000,000.00) (the Purchase Price); (i) Buyer agrees to purchase and Seller agrees to sell to Buyer, Seller's equipment, furniture, fixtures, personal computers (including computer equipment located in insurance policy producers' offices), proprietary premium finance software (including source code and all existing copies), business forms, goodwill relating to the "premium finance business," the rights to pursue the business provided by the network of producers (independent insurance agents and brokers) who refer their customers to Seller for insurance premium financing (and all files, contracts and records with respect to said producers), all as described on Schedule A attached hereto and incorporated herein (the Assets), (ii) Buyer and Seller agree to enter into the Non-Competition Agreement set forth on Schedule B, and (iii) Buyer agrees to purchase and Seller agrees to sell to Buyer the names "Coast" and "Coast Program" and any federal, state or common law trademark and service mark rights or copyrights that may be associated therewith, and all other trade names and service marks used or usable by Seller in conjunction with the "premium finance business." The closing date shall be November 6, 1998 (the Closing Date). On the Closing Date, Buyer shall pay to Seller the Purchase Price by wire transfer in immediately available funds. Seller and Buyer agree that (x) Schedule A is a representative list of the physical assets of Seller at its office located at 2525 Cherry Avenue, Suites 110, 200 and 350, Signal Hill, California 90806, and may or may not include all of such assets to be transferred to Buyer hereunder;
(y) Seller makes no representations or warranties regarding the condition of the
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Assets, and Buyer accepts them strictly in their "as is" condition; and (z)
Seller is not transferring to Buyer any of Seller's receivables (including, without limitation any loans or contracts) generated in connection with its premium finance business, or any other asset or assets not identified on Schedule A or otherwise described herein. Seller shall deliver to Buyer on the Closing Date a complete list of all independent insurance agents, brokers and other producers, including addresses, phone and fax numbers (which are available to Seller), included within the Assets, together with production levels for the last quarter in an ASCII formatted computer disc.

     2. Seller represents and warrants, as of the date of this Agreement and as of the Closing Date, that:

     (a) It owns outright and has full and perfect title to all of the Assets and other property transferred hereunder, free and clear of all claims, liens, pledges and other encumbrances of any kind whatsoever.

     (b) It is a duly formed and validly existing corporation and has full power and authority to sell, assign, transfer and convey the Assets and other tangible and intangible property transferred hereunder to the Buyer, and all necessary proceedings on the part of the Seller have been or will be duly taken prior to the Closing Date to authorize the sale.

     3.   Buyer represents and warrants:

     (a) Each is a duly formed and validly existing corporation, with full power, authority, and legal right, including but not limited to all necessary licenses, to acquire the Assets and other property transferred hereunder, enter into this Agreement, and perform all of its obligations under this Agreement and to carry out the transactions contemplated hereby.
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     (b)  All necessary corporate action on the part of the Buyer has been or will be duly taken to authorize the purchase and this Agreement has been executed by a duly authorized officer.

     4. For and in consideration of the mutual agreements set forth herein, the Buyer does hereby grant to Seller a license to use any or all of the Assets, and the names and trademarks identified in paragraph 1, for a period of one (1) year from the Closing Date at no cost to Seller for the sole purpose of servicing insurance premium finance receivables funded by Seller prior to the Closing Date or during the period set forth in Section 13. Provided, however, if Seller shall require the use of the Assets for a period of time beyond one
(1) year, Seller shall notify Buyer at least sixty (60) days prior to the expiration of said one (1) year term, and said license shall be extended at no cost, for an additional period of six (6) months. If Seller shall require the extension of the license beyond said additional six (6) months, it shall be on terms and conditions mutually acceptable to the parties. At the end of the license period, Seller shall deliver the Assets to Buyer free and clear of all claims, liens, pledges and other encumbrances, and in the same condition as of the date of hereof, ordinary wear and tear excepted. The Buyer shall be responsible for any cost associated with moving the Assets from Seller's location. After the end of the license period, Seller shall no longer be authorized to utilize the Assets.

     5. From the date hereof to the Closing Date, Seller covenants with Buyer as set forth below:

     (a) Seller shall conduct its business in the ordinary and normal course of business and consistent with past practice, including, without limitation, credit granting standards, marketing, and charge-off policy and practice.

     (b) Seller will use its best efforts to keep its business organization intact and to maintain its assets.
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     6.   From the date hereof to the Closing Date, Buyer covenants with Seller as follows: It will promptly use its best efforts to obtain all government and regulatory consents, approvals, licenses or other notices or filings, if any, which will be necessary for the full performance of Buyer under this Agreement.

     7. Buyer's obligation to purchase and pay for the Assets and other property transferred hereunder shall be subject, to the extent not waived with respect to all or any portion of the assets, to the satisfaction of each of the following conditions at the closing.

     (a) The representations and warranties in favor of Buyer contained in this Agreement shall be true and correct in all material respects as of the date when made and on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date.

     (b) Seller shall have performed and complied in all material respects with all covenants, conditions and agreements required by this Agreement to be performed or complied with.

     (c) Seller shall have executed and delivered to Buyer a certified copy of the resolution of its Board of Directors authorizing the sale of assets pursuant to this Agreement.

     (d) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     8. Seller's obligation to sell the Assets and other property transferred hereunder shall be subject to the satisfaction of the following condition(s) at closing:
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     (a)  Buyer shall have executed and delivered to Seller a certified copy of the resolution of its Board of Directors authorizing the purchase of assets pursuant to this Agreement.

     (b) Buyer shall have performed and complied in all material respects with all covenants, conditions and agreements required by this Agreement to be performed or complied with by Buyer.

     (c) The representation(s) and warranties of Buyer in this Agreement shall be true and correct in all material respects as of the date when made and on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date.

     9. Except as specifically limited in this Agreement, all representations, warranties, covenants, and obligations in this Agreement and any certificate or document delivered pursuant to this Agreement will survive the Closing Date for the longer of; (a) one (1) year, or (b) the period of the license granted to Seller under Section 4 hereof.

     10. Seller will indemnify and hold harmless Buyer and its affiliates (collectively hereinafter called the Buyer Indemnified Persons) for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively hereinafter called Damages) arising, directly or indirectly, from or in connection with any liability of Seller to any third-party, whenever arising (including any liabilities related to Seller's activities under the license granted under Section 4), and in connection with any breach of any representation or warranty made by Seller in this Agreement or any other certificate or document delivered by Sellers pursuant to this Agreement. Buyer will indemnify and hold harmless Seller and its affiliates (collectively hereinafter called the Seller Indemnified Persons) for,
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and will pay to the Seller Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with any breach of any representation or warranty made by Buyer in this Agreement. The remedies provided in this paragraph 10 are not exclusive and do not limit any other remedies that may be available to Seller, Buyer or any other indemnified persons.

     11. Buyer and Seller agree to the transition procedures as outlined in Schedule C and each party will use its best efforts to adhere to such procedures.

     12. Buyer and Seller shall consult with each other and obtain each other's approval before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby; provided however, that nothing contained herein shall prohibit either party from making a communication directed to its employees or the employees of any of its affiliates as long as it is consistent with the transition procedures in Schedule C, or from making such disclosure as required to its regulatory authorities, or from making such disclosures as it deems necessary to its financial rating agencies. Buyer shall not contact any of Seller's employees without first obtaining Seller's written consent.

     13. Buyer shall be permitted to interview those certain employees of Seller who work at its office located at 2525 Cherry Avenue, Suites 110, 200 and 350, Signal Hill, California 90806, and all sales representatives, as specified in writing by Seller. Buyer may, in its sole discretion, offer employment to any of the foregoing employees. Such interviews shall take place at times and at a place acceptable to Seller. Seller shall retain responsibility for all of the employee related liabilities and benefits with respect to the Seller's employees not hired by Buyer (whether incurred, or arising out of or relating to acts, omissions, events, or occurrences taking place before, on or after the Closing Date), and Seller agrees to pay any such liabilities or employee benefit claims related to those employees when due (whether incurred, or arising out of or relating to acts, omissions, events, or occurrences taking place before, on or after the Closing
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Date) subject to Seller's right to contest its liability. Seller shall retain responsibility for all of the employee related liabilities and benefits with respect to any of Seller's employees hired by Buyer incurred, or arising out of or relating to acts, omissions, events or occurrences taking place on or before the Closing Date, or otherwise during their employment by Seller, and Seller agrees to pay any such liabilities or employee benefit claims when due, subject to Seller's right to contest its liability. Nothing in this paragraph shall be construed to make any of Seller's employee a third party beneficiary under this Agreement.

     14. On November 10, 1998, or on such date as may be mutually agreed upon (the Notice Date), Seller shall send written notice to all insurance agents and brokers known or believed to be likely to submit "premium finance" loan applications to Seller, stating that (a) Seller has sold and the Buyer has purchased the "premium finance business," (b) all references to "Norwest Financial Coast, Inc." and/or "Dial Bank" on loan applications and agreements previously distributed to them by Seller should be deleted as soon as reasonably practical, and in any event within sixty (60) days after the Closing Date, and
(c) all loan applications and agreements bearing the name "Norwest Financial Coast, Inc." and/or "Dial Bank" should be destroyed within sixty (60) days of the Closing Date. Buyer shall distribute new applications and agreements to the agents and brokers as soon as possible, but in no event later than forty-five
(45) days after the Closing Date. Until thirty (30) days after the Notice Date, Seller shall continue to process any and all loan applications and agreements received by Seller, and any loans made by Seller pursuant to such an application shall be the property of Seller. Thereafter, whether or not the agents and brokers use the loan applications and agreements bearing the name "Norwest Financial Coast, Inc" and/or "Dial Bank," any and all applications received by Seller shall be submitted for approval and acceptance to the Buyer, and Seller shall have no other responsibility thereunder, except as provided under the Master Assignment Agreement. For all applications and agreements received by Seller after the date which is thirty (30) days following the Notice Date, Seller hereby assigns all of its right, title and interest in, to and under such applications and agreements
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and the Buyer assumes all liabilities and obligations of Seller, if any, thereunder, except as provided under Schedule C or the Master Assignment Agreement.

     15. The parties hereto agree that this Agreement constitutes a sale of "assets" and not a sale of the corporate entities "Norwest Financial Coast, Inc." or "Premium Service/Norwest Financial Coast, Inc." and Seller shall continue to have the right to bring or defend actions in its corporate names. Seller agrees that Buyer has not assumed any liabilities of Seller or any affiliated entities and all such liabilities shall remain the responsibility of and be discharged by Seller. Seller has not transferred to Buyer the right to use the names "Norwest Financial Coast, Inc." or "Premium Service/Norwest Financial Coast, Inc." and any of the state or common law trademark and service mark rights or copyrights that may be associated therewith and not transferred to Buyer under Section 1 of this Agreement. Seller agrees herein to use the names "Norwest Financial Coast, Inc." and/or "Premium Service/Norwest Financial Coast, Inc." for the sole purposes of running-off of its current receivables and bringing and defending actions with respect to the premium finance business previously originated by Seller and the business originated pursuant to the terms hereof, and shall not market any products or services using the name "Coast." Buyer agrees that if in connection with any such actions, Seller requires access to any of the equipment, or copies of any of the records or documents transferred hereunder, Buyer shall (at no cost to Buyer) provide Seller access to such equipment or copies of such documents or records.

     16. This Agreement, the Non-Competition Agreement set forth as Schedule B, and the Master Assignment Agreement of even date hereof, (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties or their affiliates, with respect to the subject matter hereof, (b) shall not be assigned by Buyer (other than to such affiliated companies as it may designate) or by Seller by operation of law or otherwise, without the consent of the other, (c) shall be governed in all respects, including validity, interpretation and effect by the laws of the State of California (excepting those conflicts
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of laws provisions which would serve to defeat application of California law), and (d) may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

     17. With the prior written consent of Seller, Buyer may assign its rights under this Agreement to an affiliate.

     18. Each party will be responsible for its own legal and out-of-pocket expenses related to this transaction.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BUYER:                                     SELLER:

Pan American Bank, FSB, a federally        Norwest Financial Coast, Inc., a
chartered savings bank                     California corporation

By:   /s/ William Bron                   By:   /s/ [SIGNATURE ILLEGIBLE]
    -----------------------------            --------------------------------

Title:   Chairman                        Title:   President
       --------------------------               -----------------------------


BPN Corporation, a California
corporation

By:
    -----------------------------

Title:
       --------------------------
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                                   Schedule A

                                 [See Attached]
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                                   Schedule A

1.  All equipment
2.  All furniture
3.  All fixtures
4. Personal computers (including computer equipment located in insurance policy producers' offices)
5. Proprietary premium finance software (including source code and all existing copies)
6.  Business forms
7.  Goodwill relating to the "premium finance business"
8. The rights to pursue the business provided by the network of producers (independent insurance agents and brokers) who refer their customers to Seller for insurance premium financing (including all files, contracts and records with respect to said producers)
9. All assets not listed above but included in the documentation of Seller assets previously provided to Buyer by Seller